                                                                    Exhibit 12.1

RATIO OF EARNINGS TO FIXED CHARGES

                                                      -----------------------------------------------------------------
                                                            9 MONTHS ENDED    FOR THE YEAR ENDED DECEMBER 31,
                                                          2002       2001     2001      2000        1999       1998
                                                          ----       ----     ----      ----        ----       ----
Earnings                                                271,656    115,174    165,784   127,228     104,241     74,577
Add back income taxes                                       382      1,174     14,262     4,648      (1,525)   (20,475)
Add back fixed charges - interest on Bank Facility        9,646      4,246      7,249    17,167       9,934      4,473
                       - interest on Trust Preferred      5,423      5,565      7,484     7,582       8,288      8,540
                       - other interest expense             300        300        349       349         349        290
                                                      -----------------------------------------------------------------
     Earnings before income taxes and fixed charges     287,407    126,459    195,128   156,974     121,287     67,405
                                                      =================================================================


Fixed Charges
     Interest Expense - Bank Facility                     9,646      4,246      7,249    17,167       9,934      4,473
     Interest Expense - Trust Preferreds                  5,423      5,565      7,484     7,582       8,288      8,540
     Interest Expense - other                               300        300        349       349         349        290
                                                      -----------------------------------------------------------------
          Total Interest                                 15,369     10,111     15,082    25,098      18,571     13,303
     Preference Share Dividends                           9,079         --      1,418        --          --         --
                                                      -----------------------------------------------------------------
         Total Fixed Charges                             24,448     10,111     16,500    25,098      18,571     13,303
                                                      =================================================================


Ratio of Earnings to Fixed Charges                        18.70      12.51      12.94      6.25        6.53       5.07

Ratio of Earnings to Combined Fixed
     Charges and Preference Share Dividends               11.76      12.51      11.83      6.25        6.53       5.07
                                                      -----------------------------------------------------------------





                                                      ---------------------

                                                          1997       1996
                                                          ----       ----
Earnings                                                 139,249    156,160
Add back income taxes                                         --         --
Add back fixed charges - interest on Bank Facility         4,271      6,553
                       - interest on Trust Preferred       6,998          -
                       - other interest expense              259        112
                                                      ----------------------
     Earnings before income taxes and fixed charges      150,777    162,825
                                                      ======================


Fixed Charges
     Interest Expense - Bank Facility                      4,271      6,553
     Interest Expense - Trust Preferreds                   6,998         --
     Interest Expense - other                                259        112
                                                      ----------------------
          Total Interest                                  11,528      6,665
     Preference Share Dividends                               --         --
                                                      ----------------------
         Total Fixed Charges                              11,528      6,665
                                                      ======================


Ratio of Earnings to Fixed Charges                         13.08      24.43

Ratio of Earnigs to Combined Fixed
     Charges and Preference Share Dividends                13.08      24.43
                                                      ----------------------